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Exhibit 10.8

NEUSTAR, INC.
1999 EQUITY INCENTIVE PLAN
AS RESTATED AS OF APRIL 4, 2005

1.     Purpose

        The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company, act as consultants to the Company or enter and remain in the employ of the Company and to provide a means whereby employees, directors and consultants of the Company can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these employees, directors and consultants.

2.     Definitions

        The following definitions shall be applicable throughout the Plan.

        (a)     "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award, Stock Bonus Award or other right or benefit granted in accordance with the terms and purpose of the Plan.

        (b)     "Award Period" means a period of time within which performance is measured for the purpose of determining whether Performance Share Units have been earned.

        (c)     "Award Agreement" means the written agreement evidencing the grant of an Award executed by NeuStar and the Participant, including any amendments thereto.

        (d)     "Board" means the Board of Directors of NeuStar.

        (e)     "Cause" means, in connection with an existing employment, consulting or any other agreement between the Participant and the Company, the Company having "Cause", as defined in such agreement, to terminate a Participant's Service in accordance with the provisions of such agreement or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his duties, (ii) acts of the Participant, which, in the judgment of the Committee, constitute fraud on the part of the Participant in connection with his duties to the Company, including but not limited to, misappropriation or embezzlement as an employee, director or consultant, or willfully engaging in conduct materially injurious to the Company, (iii) misconduct, including but not limited to the failure of the Participant to comply with lawful written instruction of the Company after 30 days notice in writing of the Participant's failure to do so and the intention of the Company to terminate the Participant's Service if such failure is not corrected (during which 30-day period, no Award issued to the Holder under the Plan may be exercised or purchased) or (iv) the Participant having plead no contest to a charge of a felony or having been convicted of a felony, other than a traffic offense.

        (f)      "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        (g)     "Committee" means the full Board, the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

        (h)     "Common Stock" means the common stock, par value $0.002 per share, of NeuStar or, in the discretion of the Committee, of any Related Entity.

        (i)      "Company" means NeuStar or any Related Entity.

        (j)      "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

        (k)     "Disability" means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

        (l)      "Eligible Person" means any (i) person regularly employed by the Company; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company; or (iii) consultant to the Company.

        (m)    "Exchange Act" means the Securities Exchange Act of 1934.

        (n)     "Fair Market Value" on a given date means (i) if the Common Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Common Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high sale and low sale price reported on such System on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Common Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately; or (iv) notwithstanding clauses (i)—(iii) above, with respect to Awards granted as of the consummation of an IPO, the price at which Common Stock is sold to the public in the IPO.

        (o)     "Holder" means a Participant who has been granted an Award.

        (p)     "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

        (q)     "IPO" means the initial offering of Common Stock to the public through an effective registration statement.

        (r)     "NeuStar" means NeuStar, Inc., a Delaware corporation formerly known as NeuStar Corporation, and any successor thereto.

        (s)     "Non-Employee Director" means a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act or any successor rule or regulation.

        (t)      "Nonqualified Stock Option" means an Option granted under the Plan which is not designated as an Incentive Stock Option.

        (u)     "Normal Termination" means a termination of Service with the Company:

    (i)
    Upon retirement pursuant to the retirement plan of the Company, as may be applicable at the time to the Participant in question;

    (ii)
    With the written approval of the Committee; or

    (iii)
    By the Company without Cause.

    (v)
    "Option" means an Award granted under Section 7 of the Plan.

        (w)    "Option Period" means the period described in Section 7(c).

        (x)     "Option Price" means the exercise price set for an Option described in Section 7(a).

        (y)     "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (z)     "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

        (aa)   "Performance Goals" means the performance objectives during an Award Period or Restricted Period established by the Committee for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

        (bb)   "Performance Share Unit" means a hypothetical investment equivalent equal to one share of Common Stock granted in connection with an Award made under Section 9 of the Plan.

        (cc)   "Phantom Stock Unit" means a hypothetical investment equivalent equal to one share of Common Stock granted in connection with an Award made under Section 10 of the Plan.

        (dd)   "Plan" means the NeuStar, Inc. 1999 Equity Incentive Plan, as may be amended from time to time.

        (ee)   "Qualified Committee" means a committee composed of at least two Qualified Directors.

        (ff)    "Qualified Director" means a person who is (i) a Non-Employee Director and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

        (gg)   "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which NeuStar, a Parent or a Subsidiary holds or comes to hold a substantial ownership interest, directly or indirectly, and which the Board designates as a Related Entity.

        (hh)   "Restricted Period" means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 10.

        (ii)     "Restricted Stock" means shares of Common Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 10.

        (jj)     "Restricted Stock Award" means an Award of Restricted Stock granted under Section 10 of the Plan.

        (kk)   "Securities Act" means the Securities Act of 1933, as amended.

        (ll)     "Service" means the provision of services to the Company in any capacity of employee, director or consultant. Service or employment shall not be considered interrupted or terminated in the case of (i) any approved leave of absence, (ii) transfers within or between any Company entity, whether or not geographic in nature, or (iii) any change in status so long as the individual remains in the service or employment of any Company in any capacity (except as otherwise provided in an Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

        (mm) "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

        (nn)   "Stock Bonus" means an Award granted under Section 11 of the Plan.

        (oo)   "Stock Option Agreement" means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

        (pp)   "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        (qq)   "Vested Unit" shall have the meaning ascribed thereto in Section 10(e).

3.     Effective Date, Duration and Shareholder Approval

        The Plan is effective as of November 23, 1999, the date of adoption of the Plan by the Board and as thereafter amended and restated as of April 4, 2005. The effectiveness of the Plan and the validity of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and, to the extent provided in Section 16 herein, Section 162(m) of the Code and (ii) the requirements of the primary national securities exchange with which the Common Stock is listed, if so listed, and/or the National Market System of the National Association of Securities Dealers Automated Quotation System, if the Common Stock is quoted thereon. Unless and until the stockholders approve the Plan in compliance with the applicable requirements, no Award granted under the Plan shall be effective.

        The expiration date of the Plan, after which no Awards may be granted hereunder, shall be November 23, 2009; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.     Administration

        The Committee shall administer the Plan; provided, however, that as of and after the date the Company first becomes subject to Section 16 of the Exchange Act, the Plan shall be administered by the full Board or a committee of the Board composed of at least two persons, each member of which, at the time he takes any action with respect to an Award under the Plan, shall be a Non-Employee Director; and further provided, that as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 16 herein, to the extent that the Company determines that an Award is intended to comply with Section 162(m) of the Code, the Plan shall be administered by a Qualified Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

        Subject to the provisions of the Plan, the Committee shall have exclusive power to:

        (a)   Select the Eligible Persons to participate in the Plan;

        (b)   Determine the nature and extent of the Awards to be made to each Participant;

        (c)   Determine the time or times when Awards will be made to Participants;

        (d)   Determine the duration of each Award Period and Restricted Period;

        (e)   Determine the conditions to which the payment of Awards may be subject;

        (f)    Establish the Performance Goals for each Award Period;

        (g)   Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

        (h)   Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

        The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.     Grant of Awards; Shares Subject to the Plan

        The Committee may, from time to time, and to the extent consistent with the terms of the Plan, grant Awards to one or more Eligible Persons; provided, however, that:

        (a)   Subject to Section 13, the aggregate number of shares of Common Stock made subject to all Awards may not exceed 12,245,506 shares;

        (b)   Any shares of Common Stock covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan. If any unissued shares of Common Stock are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained shares of Common Stock subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares of Common Stock that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested shares of Common Stock are forfeited, or repurchased by the Company at their original purchase price, such shares of Common Stock shall become available for future grant under the Plan;

        (c)   Shares of Common Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

        (d)   Subject to Section 13 of the Plan, following the date that the exemption from the application of Section 162(m) of the Code described in Section 16 (or any other exemption having similar effect) ceases to apply to Awards, no Participant may receive Options or SARs under the Plan with respect to more than 1,500,000 shares of Common Stock in any one year; and

        (e)   The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

        (f)    Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Rule 260.140.45 of the California Code of Regulations, the total number of shares issuable upon exercise of all outstanding Options and the total number of shares provided for under any Stock Bonus or similar plan or agreement of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Rule 260.140.45, based on the securities of the Company that are outstanding at the time the calculation is made.

6.     Eligibility

        Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.     Discretionary Grant of Stock Options

        The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of NeuStar, or a Parent or Subsidiary of NeuStar. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement. If a Participant granted an Incentive Stock Option changes status from an employee to a consultant, such Incentive Stock Option, to the extent not exercised within three (3) months of the change in status, shall revert to a Nonqualified Stock Option.

        (a)   Option price.    The exercise price ("Option Price") per share of Common Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Common Stock at the Date of Grant.

        (b)   Manner of exercise and form of payment.    Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised or, in the discretion of the Committee (which, in the case of an Incentive Stock Option, shall be determined at the time of grant), either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) to the extent permitted by law, by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price; provided, however, that the Holder may use Common Stock in payment of the exercise price only if the shares so used are considered "mature" for purposes of generally accepted accounting principles (i.e., (i) been held by the Holder free and clear for at least six (6) months prior to the use thereof to pay part of an Option exercise price, (ii) been purchased by the Holder in other than a compensatory transaction, or (iii) meet any other requirements for "mature" shares as may exist on the date of the use thereof to pay part of an Option exercise price).

        (c)   Option Period and Expiration.    Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years from the Date of Grant, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

    (i)
    If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three (3) months after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

    (ii)
    If the Holder dies or becomes disabled prior to the end of the Option Period and while still in the Service of the Company or within three (3) months of a Normal Termination,

      the Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or disability of the Holder. In such event, the Option shall remain exercisable by the Participant or Participant's legal representative, or, in the case of death, the person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death or disability.

    (iii)
    If the Holder ceases Service with the Company for reasons other than a termination for Cause, Normal Termination, death or disability, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of such cessation of Service.

    (iv)
    If the Holder's Service with the Company is terminated for Cause, the Option shall expire immediately upon first notification to the Holder of such termination, unless the Committee determines otherwise. If a Holder's Service with the Company is suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

        (d)   Stock Option Agreement—Other Terms and Conditions.    Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and which shall be subject to the following terms and conditions:

    (i)
    Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

    (ii)
    Each share of Common Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Common Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

    (iii)
    Subject to Section 12(k), Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him or, in the case of disability, his legal representative.

    (iv)
    Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement; provided, however, that each Option granted to a Participant who resides in the state of California shall, for so long as such Participant resides in California, vest at the rate of at least 20% per year over five years from the Date of Grant. Notwithstanding anything in this subsection (d)(iv) to the contrary, in the case of an Option granted to an officer, director, manager or consultant of the Company, the Option may vest and become exercisable at any time or during any period established by the Committee.

    (v)
    Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

    (vi)
    Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Common Stock by exercising the Incentive Stock Option.

        (e)   Incentive Stock Option Grants to 10% Stockholders.    Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of NeuStar, or any Parent or Subsidiary of NeuStar, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Common Stock subject to the Option.

        (f)    $100,000 Per Year Limitation for Incentive Stock Options.    To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of NeuStar and its Parents or Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

        (g)   Voluntary Surrender.    The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.     Stock Appreciation Rights

        Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs independent of any Option. An SAR shall confer on the Holder thereof the right to receive in shares of Common Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the exercise price for the SAR, with respect to every share of Common Stock for which the SAR is granted. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

        (a)   Vesting.    SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

        (b)   Automatic exercise.    If on the last day of the Option Period (or in the case of an SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Common Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Common Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

        (c)   Payment.    Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Common Stock on the Date of Grant, in the case of an SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

        (d)   Method of exercise.    A Holder may exercise an SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

        (e)   Expiration.    Each SAR shall cease to be exercisable, as to any share of Common Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such share of Common Stock. Except as otherwise provided, in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than seven years after the Date of Grant of the SAR.

9.     Performance Shares

        (a)   Award grants.    The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. At the beginning of each Award Period, the Committee will establish written Performance Goals and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders' equity or other measurements of corporate performance, personal management objectives, or other measures of performance determined by the Committee and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

        (b)   Determination of Award.    At the completion of a Performance Share Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Common Stock earned with respect to each Participant's Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

        (c)   Partial Awards.    A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

        (d)   Payment of Performance Share Unit Awards.    Performance Share Unit Awards shall be payable in that number of shares of Common Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Common Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

        (e)   Adjustment of Performance Goals.    The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company's method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that following the date that the exemption from the application of Section 162(m) of the Code described in Section 16 herein (or any other exemption having similar effect) ceases to apply to Performance Share Unit Awards, with respect to such Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustment shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.

10.   Restricted Stock Awards and Phantom Stock Units

  (a)    Award of Restricted Stock and Phantom Stock Units.

    (i)
    The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

    (ii)
    The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.

    (iii)
    Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

    (iv)
    The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Common Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine in the written Award agreement whether Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one share of Common Stock for each Phantom Stock Unit then credited to such Holder's account ("Dividend Equivalents") or no Dividend Equivalents. If such Dividend Equivalents are to be paid, the Committee shall, in its sole discretion, determine in the written Award agreement whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents, whether to pay or accrue such Dividend Equivalents in cash or to convert such Dividend Equivalents into additional Phantom Stock Units, and, if cash is credited, what interest rate, if any, to credit. Dividend Equivalents credited to a Holder's account, whether cash or Phantom Stock Units, rather than immediately paid, shall be subject to forfeiture on the same basis as the related Phantom Stock Units.

  (b)    Restrictions.

    (i)
    Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

    (ii)
    Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award agreement.

    (iii)
    The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

        (c)   Restricted Period.    The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee and set forth in a written Award agreement.

        (d)   Forfeiture Provisions.    Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates Service with the Company during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company.

        (e)   Delivery of Restricted Stock and Settlement of Phantom Stock Units.    Upon the expiration of the Restricted Period with respect to any shares of Common Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder's account with respect to such Restricted Stock and the interest thereon, if any.

        Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Common Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Vested Units. If cash payment is made in lieu of delivering Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

        (f)    Stock Restrictions.    Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Common Stock:

    "Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of [Date], between NeuStar, Inc. and [Participant]. A copy of such Agreement is on file at the offices of the Company at 46000 Center Oak Plaza, Sterling, Virginia."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

11.   Stock Bonus Awards

        The Committee may issue unrestricted shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

12.   General

        (a)   Additional Provisions of an Award.    Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any Award, provisions to comply with federal and state securities laws and federal and state tax withholding requirements, and provisions giving the Company the right to repurchase shares of Common Stock acquired under any Award; provided, however, that with respect to shares acquired by a Participant who resides in the state of California pursuant to an Option Award, any right to repurchase shares at the original purchase price upon such Participant's termination of employment shall lapse at the rate of at least 20% of the shares per year over five years from the Date of Grant, and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness within 90 days of termination of employment (or in the case of shares issued upon exercise of Options after the date of termination, within 90 days after exercise). Any such provisions shall be reflected in the applicable Award agreement.

        (b)   Privileges of Stock Ownership.    Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of Common Stock ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued to that person.

        (c)   Government and Other Regulations.    The obligation of the Company to make payment of Awards in Common Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. At the election of the Committee, prior to the issuance of any shares of Common Stock pursuant to an Award, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that any such exemption is available and that the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. If the shares of Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        (d)   Tax Withholding.    Notwithstanding any other provision of the Plan, the Company shall have the right to deduct from all Awards cash and/or Common Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Common Stock, the Holder or other person receiving such Common Stock may be required to pay to the Company prior to delivery of such Common Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

        (e)   Claim to Awards and Employment Rights.    No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the Service of the Company.

        (f)    Designation and Change of Beneficiary.    Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the

Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his spouse or, if the Participant is unmarried at the time of death, his estate.

        (g)   Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        (h)   No Liability of Committee Members.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and NeuStar shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under NeuStar's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that NeuStar may have to indemnify them or hold them harmless.

        (i)    Governing law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

        (j)    Funding.    No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

        (k)   Nontransferability.    A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Options to other persons or entities.

        (l)    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of NeuStar and its Related Entities and upon any other information furnished in connection with the Plan by any person or persons other than himself.

        (m)  Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

        (n)   Expenses.    The expenses of administering the Plan shall be borne by NeuStar.

        (o)   Pronouns.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

        (p)   Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

        (q)   Shareholders Agreement.    As a condition to receiving an Award under the Plan each Participant receiving Common Stock or rights to acquire Common Stock under the Plan shall agree to enter into a shareholders agreement to be approved by the Board at such time as the Board deems appropriate.

        (r)   Financial Statements.    Each Participant who receives an Award under the Plan and who resides in the state of California shall, for so long as such Participant resides in California and holds Common Stock or rights to acquire Common Stock under the Plan, be provided financial statements of the Company at least annually.

13.   Changes in Capital Structure

        (a)   Awards granted under the Plan and any Award Agreements, the maximum number of shares of Common Stock subject to all Awards and the maximum number of shares of Common Stock with respect to which any one person may be granted Options or SARs during any year, if applicable, as well as any other terms that the Committee determines, shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award, or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number of shares of Common Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Following the date that the exemption from the application of Section 162(m) of the Code described in Section 16 (or any other exemption having similar effect) ceases to apply to Awards, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

        (b)   Notwithstanding the above or any other provision of the Plan to the contrary, in the event of any of the following occurs:

    (i)
    the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

    (ii)
    all or substantially all of the assets of the Company are acquired by another person;

    (iii)
    the reorganization or liquidation of the Company; or

    (iv)
    the Company shall enter into a written agreement to undergo an event described in clauses (i), (ii) or (iii) above,

then unless each outstanding Award is assumed or continued after such event as provided under subsection (a) above, the Committee may, in its discretion and upon at least ten (10) days advance notice to the affected persons, cancel any outstanding Awards, whether or not then vested, and pay to the Holders thereof, in cash, the value of such Awards as if they all were then vested based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award Agreement.

14.   Nonexclusivity of the Plan

        Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of NeuStar for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.   Amendments and Termination

        The Board may at any time terminate the Plan. Subject to any Award modifications, adjustments or other matters that may be effected without Participant consent under Section 13, with the express written consent of an affected Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of NeuStar. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part.

16.   Effect of Section 162(m) of the Code

        The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration or material modification of the Plan, (ii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 5(a), or (iii) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that (i) the Award is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

*        *        *

As originally adopted by the Board of Directors of
NeuStar, Inc. as of November 30, 1999, and as
thereafter amended and restated as of April 4, 2005.

AMENDMENT TO, AND ADJUSTMENT OF, THE
NEUSTAR, INC. 1999 EQUITY INCENTIVE PLAN

  Amendment of 1999 Plan

        WHEREAS, in connection with the adoption of the 2005 Plan, the Board has been presented with and has considered an amendment to the 1999 Plan, which amendment revises Section 3 of the 1999 Plan to provide that (i) no further awards shall be granted under the 1999 Plan as of the date stockholder approval of the 2005 Plan is obtained, and (ii) any shares available for grant as of the date stockholder approval of the 2005 Plan is obtained, plus any other shares under the 1999 Plan that again become available due to forfeiture, expiration, settlement in cash or other termination of awards without issuance, shall be available for grant under the 2005 Plan; and

        WHEREAS, the Board has reviewed the amendment to the 1999 Plan and deems the adoption of the amendment to be in the best interests of the Company.

        NOW, THEREFORE, BE IT RESOLVED, that the amendment to the 1999 Plan be, and it hereby is, approved and adopted in all respects.

  Adjustment of 1999 Plan

        WHEREAS, in connection with the initial public offering of shares of the Company's Class A Common Stock, the Board has approved and recommended to the stockholders that the Company split each share of its existing Common Stock into 1.4 shares of Class B Common Stock by means of a reclassification (the "Reclassification");

        WHEREAS, each share of Class B Common Stock will be convertible at the option of the holder into one share of Class A Common Stock;

        WHEREAS, the Class B Common Stock will not be registered with the Securities and Exchange Commission and therefore will have no public market;

        WHEREAS, the Company anticipates that it will ultimately receive conversion elections from the holders of all of the Class B Common Stock to convert their shares to Class A Common Stock in order to access the public markets, after which no shares of Class B Common Stock will be outstanding;

        WHEREAS, Section 13(a) of the 1999 Plan provides that awards granted under the 1999 Plan, the maximum number of shares of Common Stock subject to all awards and the maximum number of shares of Common Stock with respect to which any one person may be granted options or stock appreciation rights during any year under the 1999 Plan, as well as any other terms that the Board determines, shall be subject to equitable adjustment or substitution in the event of a change in the outstanding Common Stock by reason of a change in the capital structure of the Company by reason of a stock split, recapitalization and other similar events affecting the Company's common stock; and

        WHEREAS, the Board deems it in the best interests of the Company and its stockholders to adjust awards granted under the 1999 Plan, the maximum number of shares of Common Stock subject to all awards and the maximum number of shares of Common Stock with respect to which any one person may be granted options or stock appreciation rights during any year under the 1999 Plan to reflect the Reclassification and the conversion of each share of Class B Common Stock into one share of Class A Common Stock.

        NOW, THEREFORE, BE IT RESOLVED, that immediately upon the effectiveness of the Reclassification, all awards then outstanding under the 1999 Plan shall be adjusted by multiplying the number of shares of Common Stock subject to such awards by 1.4, dividing the exercise price per share of Common Stock pursuant to such awards by 1.4, and converting the resulting shares underlying each award into shares of Class A Common Stock;

        RESOLVED FURTHER, that immediately upon the effectiveness of the Reclassification, the maximum number of shares of Common Stock subject to all awards and the maximum number of shares of Common Stock with respect to which any one person may be granted options or stock appreciation rights during any year under the 1999 Plan shall each be increased to an amount equal to 1.4 times such number of shares as was in effect immediately prior to the effectiveness of the Reclassification, and all such shares shall be converted into shares of Class A Common Stock; and

        RESOLVED FURTHER, that in accordance with Section 13(a) of the 1999 Plan, the Company shall give each Participant (as defined in the 1999 Plan) notice of the adjustment approved hereby.

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NEUSTAR, INC. 1999 EQUITY INCENTIVE PLAN AS RESTATED AS OF APRIL 4, 2005